Exhibit 10.12

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this "Agreement") is dated as of May 11, 2018, between Caesar Capital Group, LLC (“Caesar”), Joseph W and Patricia G Abrams Family Trust dtd 3/95 (“Abrams”), and Freedom Leaf Inc. (“FRLF”).

RECITALS

WHEREAS, Caesar and Abrams are the owners of 100% of the issued and outstanding common shares of Cicero Transact Group, Inc., a Delaware corporation (“Cicero” or the “Company”), consisting of 4,000 shares of common stock; and

WHEREAS, Caesar and Abrams desire to enter into an equity exchange with FRLF, whereby Caesar and Abrams shall each assign 500 shares of Cicero common stock to FRLF, which is equal to a Twenty-Five Percent (25%) equity interest in Cicero, in exchange for Six Million (6,000,000) shares of FRLF common stock, to be issued as 3,000,000 shares of common stock to each of Caesar and Abrams.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

AGREEMENT

1.    Securities Exchange.

(a)             In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, Caesar and Abrams agree to each assign to FRLF 500 shares of Cicero common stock, which is equal to a Twenty-Five Percent (25%) equity interest in Cicero in aggregate, (the “Cicero Equity”), in exchange for Six Million (6,000,000) shares of common stock of FRLF (the "FRLF Equity"), which is to be issued as 3,000,000 shares of common stock to each of Caesar and Abrams. Caesar, Abrams and FRLF agree to take all actions which are necessary in order to assign the Cicero Equity and issue the FRLF Equity, and the Additional FRLF Equity (if necessary), respectively. If, on the six month anniversary of this Agreement, the FRLF Equity has a Market Value of less than $1,500,000, FRLF shall cause additional shares (the “Additional FRLF Equity”) of common stock to be issued equally to Caesar and Abrams such that the aggregate value of the FRLF Equity and the Additional FRLF Equity equal $1,500,000. The term “Market Value”, shall be defined as the closing price of the FRLF common stock on the trading day immediately prior to the six month anniversary date of this Agreement. If FRLF fails to issue the Additional FRLF Equity within three business days of the six month anniversary date of this Agreement, it shall be considered a breach of this Agreement by FRLF.

(b)            The closing under this Agreement (the "Closing") shall take place upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the "Closing Date").

(c)            At the Closing, Caesar and Abrams shall assign to FRLF the Cicero Equity, and FRLF shall issue to Cicero, a certificate evidencing the FRLF Equity. The Cicero Equity and the FRLF Equity are intended to have the exact same value, where the same aggregate price is being exchanged.

(d)            Each Party understands that (i) the sale or re- sale of the Cicero Equity and FRLF Equity, respectively, has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the shares assigned and issued may not be transferred unless (a) the share are sold pursuant to an effective registration statement under the 1933 Act, (b) each Party shall have delivered to the other Party, at the cost of the Party requesting free trading status, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the shares are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144")) of the Party holding the shares who agrees to sell or otherwise transfer the shares only in accordance with this Section 2(f); (ii) any sale of such shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither Party nor any other person is under any obligation to register such Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

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2.   Representations, Warranties and Covenants of Caesar and Abrams. Caesar and Abrams, severally, hereby make the following representations and warranties to FRLF, and covenants for the benefit of FRLF:

(a)                This Agreement has been duly authorized, validly executed and delivered by Caesar and Abrams, and is a valid and binding agreement and obligation of Caesar and Abrams enforceable against Caesar and Abrams in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and Caesar and Abrams have full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform their obligations hereunder and thereunder.

(b)            Caesar and Abrams understand that the FRLF Equity is being issued in reliance on specific provisions of Federal and state securities laws and that FRLF is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Caesar and Abrams set forth herein for purposes of qualifying for exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act ") and applicable state securities laws.

(c)            Caesar and Abrams are each an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act.

(d)            Caesar and Abrams and their affiliates (collectively, the "Covered Persons"), are not subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(l)(i) to (viii) under the Securities Act (a "Disqualification Event”'), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Cicero has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event.

(e)            Caesar and Abrams are and will be acquiring the FRLF Shares for each of their own respective accounts, for investment purposes, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws.

(f)             The issuance of the FRLF Equity is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) and/or 4(a)(5) thereof. Caesar and Abrams understand that the Securities purchased hereunder are "restricted securities," as that term is defined in the Securities Act and the rules thereunder, have not been registered under the Securities Act, and that none of the FRLF Equity can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or FRLF receives an opinion of counsel reasonably acceptable to FRLF that an exemption from registration under the Securities Act is available (and then the FRLF Equity may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

Caesar and Abrams own and hold, beneficially and of record, the entire right, title, and interest in and to the Cicero Equity free and clear of all rights and Encumbrances (as defined below). Caesar and Abrams have full power and authority to vote, transfer and dispose of the Cicero Equity free and clear of any right or Encumbrance other than restrictions under the Securities Act and applicable state securities laws. "Encumbrances" shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

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3.    Representations, Warranties and Covenants of FRLF. FRLF represents and warrants to Caesar and Abrams, and covenants for the benefit of Caesar and Abrams, as follows:

(a)             FRLF has been duly incorporated and is validly existing and in good standing under the laws of the state of Nevada, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of FRLF and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of FRLF to perform any of its obligations under this Agreement in any material respect.

(b)            The FRLF Equity has been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the FRLF shall be validly issued and outstanding, fully paid and non-assessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

(c)             This Agreement has been duly authorized, validly executed and delivered on behalf of FRLF and is a valid and binding agreement and obligation of FRLF enforceable against FRLF in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and FRLF has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(d)             The execution and delivery of the Agreement and the consummation of the transactions contemplated by this Agreement by FRLF, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) FRLF's certificate of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which FRLF is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over FRLF, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of FRLF or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B), (ii) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

(e)             The delivery and issuance of the FRLF Equity in accordance with the terms of and in reliance on the accuracy of Caesar’s and Abrams’ representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

(f)             No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of FRLF is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the FRLF Equity or the consummation of any other transaction contemplated by this Agreement.

(g)            FRLF has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the FRLF Equity hereunder. Neither FRLF nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the FRLF Equity, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the FRLF Equity under the registration provisions of the Securities Act and applicable state securities laws. Neither FRLF nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the FRLF Equity.

(h)            FRLF represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of the Exchange.

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4.    Conditions Precedent to the Obligation of FRLF to Consummate the Exchange. The obligation hereunder of FRLF to issue and deliver the FRLF Equity to Caesar and Abrams and consummate the Exchange is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for FRLF's sole benefit and may be waived by FRLF at any time in its sole discretion.

(a)             Caesar and Abrams shall have executed and delivered this Agreement.

(b)            Caesar and Abrams shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Caesar and Abrams at or prior to the Closing Date.

(c)             The representations and warranties of Caesar and Abrams shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

5.    Conditions Precedent to the Obligation of Caesar and Abrams to Consummate the Exchange. The obligation hereunder of Caesar and Abrams to assign the Cicero Equity, accept the FRLF Equity, and consummate the Exchange is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for Caesar’s and Abrams’ benefit and may be waived by the Caesar and Abrams at any time in their sole discretion.

(a)             FRLF shall have executed and delivered this Agreement.

(b)            FRLF shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by FRLF at or prior to the Closing Date.

(c)             Each of the representations and warranties of FRLF shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such d a t e .

(d)            No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement at or prior to the Closing Date.

(e)             As of the Closing Date, no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting FRLF, or any of its properties, which questions the validity of the Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. As of the Closing Date, no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting FRLF, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

6.    Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the Parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each Party waives its right to a trial by jury. Each Party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth herein. Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law.

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7.    Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section 7), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

(a)	if to the Company:
Freedom Leaf Inc.
3571 E. Sunset Road Suite 420
Las Vegas, NV 89120
Attention: Clifford J. Perry
Chief Executive Officer

(b)	if to Abrams:
Joseph Abrams
131 Laurel Grove Avenue
Kentfield, CA 94904

(c)	if to Caesar:
Name: Michael Woloshin
Caesar Capital Group, LLC
15 Birch Court
Ossining, NY 10562

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

8.    Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the Parties.

9.     Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

Freedom Leaf Inc.

By: /s/ Clifford J. Perry

Name: Clifford J. Perry

Title: Chief Executive Officer

Caesar Capital Group, LLC

By: Michael Woloshin

Name: Michael Woloshin

Title: Managing Member

Joseph W and Patricia G Abrams Family Trust dtd 3/95

By: Joseph Abrams

Name: Joseph Abrams

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